Exhibit 99.1

C4 Therapeutics Appoints Experienced Clinical Development Leaders Laura Bessen, M.D. and Donna Grogan, M.D. to Board of Directors

–	Dr. Laura Bessen Brings More Than Two Decades of Experience Across Medical Affairs and Clinical Development in Support of Successful Product Launches –

–	Dr. Donna Grogan Joins as Accomplished Drug Development and Regulatory Strategy Leader With More than 25 Years of Experience in Developing Novel Therapeutics –
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–	Appointments Highlight C4T’s Continued Commitment to Evolving Board Composition –

WATERTOWN, Mass., August 2, 2022 (GLOBE NEWSWIRE) – C4 Therapeutics, Inc. (C4T) (Nasdaq: CCCC), a clinical-stage biopharmaceutical company dedicated to advancing targeted protein degradation science to develop a new generation of small-molecule medicines and transform how disease is treated, today announced the appointments of Laura Bessen, M.D. and Donna Grogan, M.D. to its board of directors.
“We are delighted to announce Laura and Donna as C4T’s newest directors after an extensive search that included a talented and diverse pool of clinical development leaders experienced in helping companies bring innovative therapies to patients,” said Bruce Downey, chairman of C4 Therapeutics. “On behalf of the board of directors, I look forward to working closely with Laura and Donna as C4T continues to evolve in our pursuit of delivering on the potential of targeted protein degradation science to create a new generation of medicines and change how diseases are treated.”
“I am eager to use my broad experiences in medical affairs and clinical development to help C4T advance multiple oncology programs to benefit patients,” said Laura Bessen, M.D. “C4T is at a transformational stage, with two programs in the clinic and additional programs preparing to advance into clinical trials. I am excited to help C4T capitalize upon opportunities ahead.”
Commenting on joining the C4T board of directors, Donna Grogan, M.D. said, “It is an exciting time to join C4T and partner with the company to navigate drug development and regulatory milestones to advance an innovative portfolio of small-molecule medicines. I look forward to working with my C4T colleagues to help the Company apply its industry-leading targeted protein degradation science to transform how patients are treated.”
About Laura Bessen, M.D.

Laura Bessen, M.D. currently serves as managing partner at Maxsam Advisors LLC where she provides strategic clinical and medical affairs advice to clients across the biotechnology and pharmaceutical industries. Previously, she held roles of increasing responsibility over a 15-year career at Bristol Myers Squibb (BMS), most recently as Vice President, Head of US Medical. During her tenure at BMS, she helped launch 11 new products including Opdivo®, Yervoy®, elotuzomab, and Eliquis® and co-led BMS’ partnership with Gilead to develop Atripla®. Dr. Bessen also co-led the development of BMS product commercialization model, life cycle management and launch investment principles. Earlier in her career, Dr. Bessen served in medical affairs roles at DuPont Pharmaceuticals. She currently serves on the Board of Directors of Artiva Biotherapeutics, an oncology company developing and advancing off-the-shelf, allogeneic natural killer cell therapies for patients with hematologic cancers or solid tumors. Dr. Bessen received her M.D. degree from New York University School of Medicine and B.S. in biochemistry from the State University of New York at Binghamton.
About Donna Grogan, M.D.

Donna Grogan, M.D. currently serves as Principal of Grogan Consulting LLC where she supports clients across drug development, regulatory strategy, trial design and data interpretation. Between September 2013 and June 2019, Dr. Grogan served as Chief Medical Officer of Clementia Pharmaceuticals, which was acquired by Ipsen in April 2019. She previously served as Chief Medical Officer for several HealthCare Ventures portfolio companies including Anexon, Apofore, and DecImmune. Between February 2007 and ugust 2011, Dr. Grogan served as Chief Medical Officer, Senior Vice President Clinical Development at

, FoldRx Pharmaceuticals which was acquired by Pfizer in October 2010. Earlier in her career, she held roles of increasing responsibility at Sepracor, Inc. where she was involved in multiple high-profile product approvals including Lunesta®, Xopenex HFA®, and Brovana™. Dr. Grogan previously served as a board member, including membership on the Compensation Committee and the Scientific Committee, of Momenta Pharmaceuticals until it was acquired by J&J in October 2020. She holds a M.D. from University of Illinois College of Medicine and a B.A. from College of the Holy Cross.
About C4 Therapeutics
C4 Therapeutics (C4T) (Nasdaq: CCCC) is a clinical-stage biopharmaceutical company dedicated to delivering on the promise of targeted protein degradation science to create a new generation of medicines that transforms patients’ lives. C4T is leveraging its TORPEDO® platform to efficiently design and optimize small-molecule medicines that harness the body’s natural protein recycling system to rapidly degrade disease-causing proteins, offering the potential to overcome drug resistance, drug undruggable targets and improve patient outcomes. C4T is advancing multiple targeted oncology programs to the clinic and expanding its research platform to deliver the next wave of medicines for difficult-to-treat diseases. For more information, please visit www.c4therapeutics.com.
Forward-Looking Statements
This press release contains “forward-looking statements” of C4 Therapeutics, Inc. within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may include, but may not be limited to, express or implied statements regarding our ability to develop potential therapies for patients; the design and potential efficacy of our therapeutic approaches; the predictive capability of our TORPEDO® platform in the development of novel, selective, orally bioavailable degraders; the potential timing, design and advancement of our pre-clinical studies and clinical trials, including the potential timing for regulatory authorization related to clinical trials; our ability and the potential to successfully manufacture and supply our product candidates for clinical trials; our ability to replicate results achieved in our pre-clinical studies or clinical trials in any future studies or trials; and regulatory developments in the United States and foreign countries. Any forward-looking statements in this press release are based on management’s current expectations and beliefs of future events and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to: uncertainties related to the initiation, timing, advancement and conduct of pre-clinical and clinical studies and other development requirements for our product candidates; the risk that any one or more of our product candidates will cost more to develop or may not be successfully developed and commercialized; and the risk that the results of pre-clinical studies and/or clinical trials will or will not be predictive of results in connection with future studies or trials. For a discussion of these and other risks and uncertainties, and other important factors, any of which could cause our actual results to differ from those contained in the forward-looking statements, see the section entitled “Risk Factors” in C4 Therapeutics’ most recent Annual Report on Form 10-K and/or Quarterly Report on Form 10-Q, as filed with the Securities and Exchange Commission. All information in this press release is as of the date of the release, and C4 Therapeutics undertakes no duty to update this information unless required by law.

Investor Contact:
Kendra Adams
SVP, Communications & Investor Relations
Kendra.Adams@c4therapeutics.com

Media Contact:
Loraine Spreen
Director, Corporate Communications & Patient Advocacy
LSpreen@c4therapeutics.com